As filed with the Securities and Exchange Commission on May 5 , 2011
Registration Number: 333-172896
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1/A
(Amendment No. 2 )

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CALENDAR DRAGON INC.
(Exact Name of Registrant As Specified in its Charter)

Nevada	7372	98-0687028
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Roderic Neil MacIver
11602 – 75 Ave	11602 – 75 Ave
Edmonton, Alberta, T6G 0J2, Canada	Edmonton, Alberta, T6G0J2
(780) 435-2650	(780) 435-2650
(Address and telephone number of	Name, address and telephone
principal executive offices)	of agent for service

With copies to:
Jody M. Walker
Attorney At Law
7841 South Garfield Way
Centennial, CO 80122
Tel:  303-850-7637
Fax:  303-482-2731

Approximate date of commencement of proposed sale to public:
As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities At registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐                   Accelerated Filer ☐                   Non-accelerated filer ☐                   Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock	1,575,000 shares	$0.02	$31,500	$3.65
(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated May 5 , 2011

PROSPECTUS

CALENDAR DRAGON INC.

1,575,000 COMMON SHARES ON BEHALF OF SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering the 1,575,000 common shares offered through this prospectus. The 1,575,000 common shares offered by the selling shareholders represent 41.5% of the total outstanding common shares as of the date of this prospectus.  We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.02 per common share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02

Total	$31,500	None	$31,500

The 1,575,000 common shares included in this prospectus may be offered and sold directly by the selling shareholders.    Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at 0.02 per share.   Sales at variable prices may commence following quotation of the securities on the OTC BB or listing on a national securities exchange.

The selling shareholders, brokers or dealers effecting transactions in these shares should confirm that the common shares are registered under applicable state law or that an exemption from registration is available.  We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB, the middle tier of the OTC Market.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.

The offering shall terminate on May 5 , 2012.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this prospectus entitled Risk Factors on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 5 and the financial statements.

Calendar Dragon Inc.

The registrant was incorporated in the State of Nevada with a mission to create a new calendaring tool that incorporates a range of features not currently offered by other providers, all in one lean online package.  Specifically, the registrant’s website is being designed to bridge the gap between current social networking websites, email communication, and calendaring / scheduling an individual’s activities.

We are still in our development stage and plan on commencing business operations in spring 2012.

We have not earned any revenues to date. We do not anticipate earning revenues until we have completed our website.  As of November 30, 2010, we had $57,212 cash on hand and $1,533 in liabilities.  Accordingly, our working capital position as of November 30, 2010 was $55,679.  Since our inception through November 30, 2010, we have incurred a net loss of $4,721.  Our net loss is due to lack of revenues to offset our expenses and the professional fees related to the creation and operation of our business.

Our auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and due to the fact that to date we have had no revenues.

Our fiscal year ended is November 30.

We were incorporated on April 7, 2010 under the laws of the State of Nevada. Our principal offices are located at 11602 - 75 Ave., Edmonton, Alberta, Canada. Our telephone number is (780) 435-2650.

The Offering

Securities Being Offered	Up to 1,575,000 common shares.

Sales by Selling
Shareholders	The sales price to the public is fixed at 0.02 per share. Sales at variable prices may commence following quotation of the securities on the OTC BB or listing on a national securities exchange.

We are registering common shares on behalf of the selling shareholders in this prospectus. We will not receive any cash or other proceeds in connection with the subsequent sales. We are not selling any common shares on behalf of selling shareholders and have no control or affect on the selling shareholders.

Securities Issued and to be Issued
3,795,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering. The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Market for our
common stock.
Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

	February 28, 2011	November 30, 2010
Balance Sheet Data	(Unaudted)	(audited)
Cash	$56,084	$57,212
Total Current Assets	$-	$-
Liabilities	$5,550	$1,533
Total Stockholder’s Equity	$50,534	$55,679

Statement of Loss and Deficit	For the 3 Months	From Inception
	Ended	(April 7, 2010) to
	February 28, 2011	November 30, 2010
(Unaudited)
Revenue	$-	$-
Net Loss for the Period	$5,145	$4,721

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial stage of our business plan; however, we currently do not have any operations and we have no income. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not received any income from operations to date and future financial results are uncertain.  We cannot assure you that the registrant can operate in a profitable manner.  We have an accumulated deficit of $(4,721) from inception to November 30, 2010. Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of the registrant.

Our independent auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

Our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $4,721 for the period from April 7, 2010 (inception) to November 30, 2010 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

We anticipate our operating expenses will increase prior to our earning revenues.  We may never achieve profitability and you may lose your entire investment.

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our executive officers do not have experience in e-commerce, there is a higher risk our business will fail.

None of our executive officers have any experience in e-commerce and have never managed any company involved in e-commerce. As a result our business could suffer irreparable harm due to our lack of experience in e-commerce.

Our executive officers have only agreed to provide their services on a part-time basis.   They may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Because we are in the development stage of our business, our executive officers will not be spending a significant amount of time on our business. Roderick Neil MacIver expects to expend approximately 20 hours per week on our business. Lena MacIver expects to expend approximately 10 hours per week on our business. Competing demands on Roderick Neil MacIver and Lena MacIver’s time may lead to a divergence between their interests and the interests of other shareholders. Roderick Neil MacIver is an accountant. None of the work he will be undertaking as an accountant will directly compete with the registrant. Lena MacIver is employed in the hospitality industry. None of the work she will be undertaking in the hospitality industry will directly compete with the registrant. We do not currently have any policies or procedures for the review and approval of any transactions that may cause a conflict of interest between the company and other business interests of the executive officers. The state of Nevada requires that directors and officers of Nevada corporations exercise their powers in good faith and with a view to the interest of the corporation.

Our executive officers own approximately 58.5% of our outstanding common stock.  Investors may find that corporate decisions influenced by our executive officers are inconsistent with the best interests of other stockholders

Roderick Neil MacIver our president and director and Lena MacIver our secretary and director own approximately 58.5% of the outstanding shares of our common stock as of the date of this prospectus.  Accordingly, they have, and following the completion of the offering, will continue to have power in deciding every aspect of our business.  They will have the power in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of our executive officers may still differ from the interests of other stockholders. Roderick Neil MacIver owns 2,120,000 common shares for which he paid $26.900 and Lena MacIver owns 100,000 common shares for which she paid $2,000.

Our executive officers are Canadian residents; difficulty may arise in attempting to effect service or process on them in Canada

Because our executive officers are Canadian residents, difficulty may arise in attempting to effect service or process on them in Canada or in enforcing a judgment against the registrant’s assets located outside of the United States.

The success of our business depends on the continued use and growth of the Internet as a commerce platform

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The Internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by viruses, worms, and spy-ware.  If for some reason the Internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

We will rely on a third-party for hosting and maintenance of our website.  Any mismanagement or service interruptions could significantly harm our business

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

We may be exposed to liability for infringing intellectual property rights of other companies

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others. Although we have conducted searches and are not aware of any trademarks which our company might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any trademark infringement suits or in asserting any trademark rights, in suit with another party.

Risks Related To This Offering

We will incur additional costs in being a public company with we must pay in order to remain current in our filings with the SEC, which failure could reduce the value of your investment

Until we generate operating revenues or receive additional financing, all our costs, which we will incur irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be less than $6,000 annually, will be funded by the Company. If we fail to meet these obligations and as a consequence we fail to satisfy our SEC reporting obligations, investors will now own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the OTC Bulletin Board electronic quotation service or, if traded, a public market may never materialize. If our common stock is not traded on the OTC Bulletin Board electronic quotation service or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

●	the evolving demand for our service;
●	our ability or inability to arrange for financing;
●	our ability to manage expenses;
●	changes in our pricing policies or our competitors; and
●	global economic and political conditions.

Further, if our common stock is traded on the OTC Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of common shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 1,575,000 common shares through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, Original Source common stock is subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:
   -   Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

This prospectus relates to the sale of 1,575,000 common shares being registered on behalf of selling shareholders.  We are bearing all costs relating to the registration of the common shares. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common shares.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

The sales price to the public is fixed at 0.02 per share.   Sales at variable prices may commence following quotation of the securities on the OTC BB or listing on a national securities exchange.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling shareholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

The 1,575,000 common shares offered by the selling shareholders may be sold by one or more of the following methods, without limitation:
   -  ordinary brokerage transactions and transactions in which the broker solicits purchases; and
   -  face-to-face transactions between sellers and purchasers without a broker-dealer.  In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering.  The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:
(a)   ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(b)   privately negotiated transactions;
(c)   market sales (both long and short to the extent permitted under the federal securities laws);
(d)   at the market to or through market makers or into an existing market for the shares;
(e)   through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(f)    a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The shareholders and any broker-dealers or agents that participate with the shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

State Law Restrictions on Resale

If a selling security holder wants to sell our common shares under this registration statement in the United States, the selling shareholders will also need to comply with the states securities laws with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.

Any person who purchases common shares from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with state laws regarding secondary sales.  When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Selling Shareholders

The table below sets forth information with respect to the resale of shares of common stock by the selling shareholders.  We will not receive any proceeds from the resale of common stock by the selling shareholders for shares currently outstanding.

The registrant shall register, pursuant to this prospectus 1,575,000 common shares currently outstanding for the account of the following individuals or entities.  The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

Name	Total Shares Before Offering	# of Shares Being Registered	Total Shares After Offering	% After Offering
Dan Alexander	50,000	50,000	Nil	Nil
Christina Benishin	50,000	50,000	Nil	Nil
Daniele Bettio	50,000	50,000	Nil	Nil
Paul Bettio	50,000	50,000	Nil	Nil
Elaine Bourgeois	100,000	100,000	Nil	Nil
Roland Bourgeois	50,000	50,000	Nil	Nil
Denise Burrell	50,000	50,000	Nil	Nil
Elaine Frazier	50,000	50,000	Nil	Nil
Lance Frazier	50,000	50,000	Nil	Nil
Nicole Gauthier	50,000	50,000	Nil	Nil
Christina Gray	50,000	50,000	Nil	Nil
Gary Koliger	50,000	50,000	Nil	Nil
Cole MacIver	100,000	100,000	Nil	Nil
Keir MacIver	100,000	100,000	Nil	Nil
Ken MacIver	50,000	50,000	Nil	Nil
Brenna McLennan	50,000	50,000	Nil	Nil
Megan Prosser	25,000	25,000	Nil	Nil
James Selby	50,000	50,000	Nil	Nil
Corinne Simon	25,000	25,000	Nil	Nil
John Simon	25,000	25,000	Nil	Nil
Bret Smith	50,000	50,000	Nil	Nil
Voyin Vilimanovic	50,000	50,000	Nil	Nil
Maxine Wiwchar	100,000	100,000	Nil	Nil
Christopher Wulff	50,000	50,000	Nil	Nil

Klara Wulff	50,000	50,000	Nil	Nil
Martin Wulff	50,000	50,000	Nil	Nil
Paul Wulff	50,000	50,000	Nil	Nil
Wei Yew	50,000	50,000	Nil	Nil
Paul Zakrzewski	50,000	50,000	Nil	Nil
Total	1,575,000	1,575,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.

Other than Daniele the niece of Roderick Neil MacIver our President and director and the cousin of Lena MacIver our Secretary and director, Elain Bourgeois the sister-in-law of our President and Aunt of our Secretary, Roland Bourgeois the father-in-law of our President and Grandfather of our Secretary, Nicole Gauthier the niece of our President and cousin of our Secretary, Cole MacIver and Keir MacIver, the sons of our President and brothers of our Secretary and Ken MacIver the brother of our President and uncle of our Secretary, none of the selling shareholders:

(1)	have had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	have ever been one of our officers or directors.

Prior to each sale of common shares to the selling shareholders, each selling shareholder represented in writing to the registrant that the common shares would be purchased solely for the account of the shareholder and not for distribution. The selling shareholders further represented that, at the time of purchase, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. All selling shareholders have represented to the registrant that they intend to sell their shares in the ordinary course of business.

DESCRIPTION OF BUSINESS

In General

The registrant is working to create a new calendaring tool that incorporates a range of features not currently offered by other providers, all in one lean online package.  Specifically, the registrant’s website, www.calendardragon.com, has been developed to the gap between current social networking websites, email communication, and calendaring / scheduling an individual’s activities.  The registrant plans on combining all of these capabilities in one simple to use, aesthetic, and functional application.

The registrant believes that the direction of social networking / modern communication, along with limited competing software and applications lays the foundation for its website calendardragon.com.

The goal of the registrant is to build a new kind of calendaring application, geared specifically toward the social networking area.  Management is of the opinion that this is an area in which more and more people are communicating, collaborating, and scheduling their activities.  Additionally, management believes existing calendaring applications are limited and have failed to cross over into this sphere in any effective manner. These factors create an opportunity for the registrant and management intends to execute an aggressive, phased development strategy, leveraging the success of each phase to build an easy to use, powerful, and online application targeted to everyone involved in social networking.

Social Networking

A social network service is an online service, platform, or site that focuses on building and reflecting of social networks or social relations among people, e.g., who share interests and/or activities.  A social network service consists of a representation of each user (often a profile), his/her social links, and a variety of additional services. Most social network services are web based and provide means for users to interact over the internet, such as e-mail and instant messaging. Social networking sites allow users to share ideas, activities, events, and interests within their individual networks.

Management believes that social networking applications have potential for very large scale revenue generation.

Calendaring Applications

A calendar is a system of organizing days for social, religious, commercial, or administrative purposes.  Computerized calendars that can be set to remind the user of upcoming events and appointments have become increasingly common. There are a number of basic calendaring applications available for the computer. Calendaring software is software that minimally provides users with an electronic version of a calendar.  Additionally, the software may provide an appointment book, address book, and/or contact list.  These tools are an extension of many of the features provided by time management software such as desk accessory packages and computer office automation systems.

The  Calendardragon.com website

Calendardragon.com will be a new tool that incorporates a range of features not currently offered by other providers, all in one online package.
●	Attractive, yet lean interface
●	Combining the calendar and email capability into one application, making sharing and contacting through the calendaring function seamless.
●	Sharing will be an integral part of the interface, not an add on that goes outside the application.

Calendardragon.com will have each of these several panes accessible within the same interface.  For example, there will be several windows within the interface:
●	Contacts - much like an email app, traditional left location.
●	Events & to do lists along with ability to hide / show events and to do lists with others.
●	Calendar - customizable view.

●	Message text (thread), along with list of participants in a separate pane.
●	Options.

The sharing function where an individual sends out a notice / invitation to another and email message will have the potential to incorporate much richer content. Included within these html based message will be
●	a picture of the calendar being sent (jpg),
●	text message from sender,
●	list of recipients / participants,
●	full event details,
●	ability to respond in several ways, and
●	ability to send the other person their own calendar with the simple click to compare calendars on the fly.

The registrant’s software has been designed to create an experience for users which mimics a telephone conversation but has the advantage of having much more data accessible in the interaction.   Because the registrant will be an online application, it will be more easily amenable to developing a mobile (online) capability.

In time, the registrant will seek to incorporate its features into a conference type of capability (i.e. multiple people involved in the interaction).   Management believes that such a feature would be highly popular and attract many users.

The registrant will have a syncing / importing capability ability and will also be integrated with other social networking applications.

In view of privacy, speed, and storage issues, the registrant will initially store data on client computers.   In particular, given the content being shared, management is of the opinion that speed will be a critical issue.  Management believes that this overall design represents a point of departure from other calendaring applications and has the potential to add a significant new component to the social networking landscape.

Sales and marketing

The registrant intends a multi-faceted strategy to market its website.   This will include:
●	Development of the web-site.
●	Creating a visible presence on social networking sites such as having a page on Facebook, etc.
●	Viral marketing using social networking media. This will include direct marketing to and interaction with influential bloggers and technical writers.
●
Implementation of a sophisticated search strategy, oriented to attracting people interested in both calendar applications and social networking.  Management will investigate the advisability of utilizing various forms of paid for internet advertising.

●	Potentially developing strategic relationships with industry partners for development of key technical capabilities and to co-market the application.
●	Attendance at trade shows.

●	Pursuing a variety of public relations activities, including media articles.
●	Depending on funding, selected online advertising campaigns.

Should additional funding be available, the registrant may hire additional marketing staff to assist with these efforts.

Revenue Potential

Research by the registrant indicates that social networking sites are attracting literally millions of users. Management believes that the registrant has the potential to have wide application throughout this community, an audience that represents a very attractive one for advertisers.  Because the registrant will not charge users for the foreseeable future, actual revenue generated will depend entirely on advertising revenues, which can vary widely depending on adoption of the service.

Government Regulation

Some electronic commerce activities are regulated by the Federal Trade Commission. These activities include the use of commercial e-mails, online advertising and consumer privacy. The Federal Trade Commission regulates all forms of advertising, including online advertising, and states that advertising must be truthful and non-deceptive. Safeguards will be put in place to protect consumers’ rights and privacy on our website.

Employees

We have no employees as of the date of this prospectus other than our president. We currently do not conduct business as we are only in the development stage of our company. We plan to conduct our business largely through the outsourcing of experts in each particular area of our business.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We maintain our executive office at 11602 – 75 Ave., Edmonton, Alberta, Canada, T6G 0J2. This office space is being provided to the registrant free of charge by our president, Mr. MacIver. This arrangement provides us with the office space necessary at this point. As business operations increase, we may need to lease or acquire additional or alternative space to accommodate our development activities and growth.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the OTC Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 65,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of May 5 , 2011, there were 3,795,000 shares of our common stock issued and outstanding held by thirty one (31) stockholders of record. There are no preferred shares issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by a plurality, of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Two persons present and being, or represented by proxy, shareholders of the Corporation are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase common shares.

Options

We have not issued and do not have outstanding any options to purchase common shares.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into common shares or any rights convertible or exchangeable into common shares.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the state of Nevada; and does business in the state of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

The registrant is a development stage company with limited initial funding.   Therefore, development will occur in several phases, as follows:

Phase I
●
Create a demo interface which showcases the new look and feel of the site, along with the fundamental feature set.  The registrant will create several initial webpages including a homepage for the individual which shows the several panes as discussed in the description of business section, a reply pane, and email inbox pane which shows a Calendar Dragon incoming message.

●	This phase will incorporate some basic programming (i.e. create basic demo webpages which people can access).
●	Create a list of additional features to be added to the site, along with a detailed technical road map for the development of these features.
●	Selectively test market the initial site and gather input.

Due to the nature of the costs involved and the fact that the registrant’s president will not be receiving a salary at this time, expenses related to phase two are expected to be less than $35,000. The president will spearhead this effort and the completion of Phase I is expected by September 2011. The registrant currently has sufficient capital to complete this phase of its plan of operations.

Phase II
●	Create the initial functional website with the entire feature set operational.
●	Test the website.
●	Debug the site.
●	Create customer service capability (Q&A, feedback, report issues, etc.).

Management believes that public release of this version can occur, along with further development as noted in Phase III, below.

Due to the nature of the costs involved and the fact that the registrant’s president will not be receiving a salary at this time, expenses related to phase two are expected to be less than $40,000. The president will spearhead this effort and the completion of Phase II is expected in spring of 2012.  The registrant does not currently have sufficient capital to complete this phase of its plan of operations.

Phase III
●	Full development of the website, which will include a mobile application, additional languages, and integration with social networking and other applications. cross platform
●	Implementation of a marketing campaign.

Depending on funds available at this time, additional staff may be hired to broaden the management team and execute Phase III.  This may occur in several areas, including marketing, website development, site monitoring, customer support, and administration. This phase will begin if the completion of Phase II is successful. The expenses related to phase three are expected to be approximately $100,000 to $150,000 and would take 6 to 9 months to complete.

All our costs, which we will incur irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be less than $6,000 annually, will be funded by the Company. We currently have sufficient capital for the costs associated with going public and staying public for the first 12 months.

Results of Operations for the Three Months Ended February 28, 2011

We did not earn any revenues in the three months ended February 28, 2011.  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $5,145 for the three months ended February 28, 2011.  These operating expenses included the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933 in addition to general and administrative expenses. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Results of Operations for Period Ending November 30, 2010

We did not earn any revenues from inception through the period ending November 30, 2010.  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $4,721 from inception on April 7, 2010 through the period ended November 30, 2010.  These operating expenses included the research and the preparation of our business plan in addition to administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of February 28, 2011, we had cash of $56,084 and operating capital of $50,084.

Cash Used In Operating Activities

We used cash in operating activities in the amount of $9,866 during the period from our inception on April 7, 2010 through to February 28, 2011. Cash used in operating activities was funded by cash from financing activities.

Cash From Investing Activities

We used $nil cash in investing activities during the period from our inception on April 7, 2010 through to February 28, 2011.

Cash from Financing Activities

We generated cash from financing activities in the amount of $60,400 during the period from our inception on April 7, 2010 through to February 28, 2011. Cash generated by financing activities is attributable to the private placement financings of our common stock that we have completed since our incorporation.  These financings include sales of a portion of the shares that are offered by the selling shareholders through this prospectus.  We have applied these proceeds towards our completion of our plan of operations.  We plan to spend the balance of these proceeds as described above under Plan of Operations.

As of February 28, 2011, we had no commitments for capital expenditures.

We estimate that our total expenditures over the next twelve months will be approximately $35,000 to $40,000.  We anticipate that our cash and working capital will be sufficient to enable us to complete the first stage of our plan of operations and to pay for the costs of this offering and our general and administrative expenses for the next twelve months.  However, our ability to continue our plan of operations after that point will be subject to us obtaining adequate financing as the expenditures will exceed our cash reserves.

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Our current cash balance is estimated not to be sufficient to fund our current operations.  The registrant estimates that an additional $150,000would be required for working capital, reporting requirement fees, website and development fees. Although we received an advance of $1,533 from Roderick MacIver, our president, Mr. MavIver has not committed to advance any further funds.  There are no written agreements with MacIver or verbal repayment terms regarding the advance.  However, we still need raise sufficient funds to complete the development of services.  No other financing plans are in place.  We may never obtain the necessary financing to begin operations.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of May 5 , 2011 are as follows:

Name	Age	Position(s) and Office(s) Held	Term of Office
Roderick Neil MacIver	62	President, Chief Executive Officer, Chief Financial Officer and Director	Since Inception To Present

Lena MacIver	27	Secretary and Director	Since Inception To Present

Set forth below is a brief description of the background and business experience of our officers and directors.

The registrant believes that the skills, experiences and qualifications of its officers and directors provide the registrant with the expertise and experience necessary to advance the interests of its shareholders.

Roderick Neil MacIver is our President, CEO, CFO and director. Following graduation from the University of Alberta in 1980 with a Bachelor of Arts: Classics and English, Mr. MacIver entered the accounting profession, completing the articling requirement of the AICA in 1983 while at Ellis, St. Laurent & Co. Chartered Accountants.  Since that time, Mr. MacIver has been involved with all aspects of accounting (corporate and personal tax, auditing, senior level financial statement preparation, etc.) with exposure to numerous businesses and spanning many different industries.  He worked at the Government of Alberta: Alberta Treasury, Tax and Revenue Administration, Corporate Tax from 1985 – 96, eventually becoming responsible for staff supervision and Supervisor Quality Control.  He worked with the Legislative Analysis Project (1995) for the 1996 Alberta Budget and also provided In-house legislative support for all acts and regulations administered by Alberta Tax and Revenue ACTA Alberta Fuel Tax Act, Alberta Tobacco Tax Act, International Fuel Tax Act. From 2004 to 2006 Mr. MacIver acted as Corporate Controller for Lone Pine Media

Productions Ltd., a book publishing business. In 2007 Mr. MacIver performed contract work for International Hasco Trading Company, a food importer, providing accounting and tax analysis, accounting and documentation support in international litigation as an expert witness. From 2008 to 2010 Mr. MacIver acted as Corporate Controller for CanMedia Inc., which encompasses 20 companies in the magazine, book publishing, childcare and real estate businesses. Since January 2011 Mr. MacIver has been contracting corporate tax work and servicing personal tax clients.

Mr. MacIver’s extensive experience in business is well suited to the requirements on him to carry out the registrant’s business plan.

Mr. MacIver is not currently, nor has he ever been, a director of any public company.

Lena MacIver is our Secretary and Director.  She has an extensive background in the hospitality industry, initially as a hands-on coat check, server and bartender, and quickly moving into management roles.  She is familiar with all aspects of business operations, including inventory, scheduling, human resources, marketing, bookkeeping / financial management, public relations, location openings, fundraising, event staging and management, community relationship-building, and overall business management.   Ms. MacIver is also currently pursuing an accounting and strategic measurement diploma from Grant Mace Wan University in Edmonton, Alberta. From 2004 to 2006 Ms. MacIver was the general manager at Globe Tap Bar & Grill, a restaurant and bar. From 2007 to 2008 Ms. MacIver was the general manager of Oil City Roadhouse, a restaurant and bar. Since 2009 Ms. MacIver has been employed as an executive assistant with Oil City Hospitality Group, a restaurant management company.

Ms. MacIver’s extensive experience in the hospitality industry is well suited to the requirements on her to carry out the registrant’s business plan.

Ms. MacIver is not currently, nor has she ever been, a director of any other company.

Directors

Our bylaws authorize no less than one (1) director.  We currently have two directors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our president. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant listings. We are outsourcing in the meantime for the development of our website.

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:
     -  Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
     -  Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
     -  Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
     -  Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The registrant does presently not have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers.

Our current named executive officers hold substantial ownership in the registrant and are motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of their ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Roderick MacIver, CEO, CFO, President & Director	2010	0	0	0	0	0	0	0	0

Lena MacIver, Secretary & Director	2010	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the registrant for their service as officers of the registrant.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Roderick MacIver	0	0	0	0	0	0	0	0	0

Lena MacIver	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Roderick MacIver	0	0	0	0	0	0	0

Lena MacIver	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the registrant for their service as members of the board of directors of the registrant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 5 , 2011, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 3,795,000 shares of common stock issued and outstanding on May 5 , 2011.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Roderick Neil MacIver 11602 – 75 Avenue Edmonton, AB T6G 0J2	2,120,000	55.86%

Common	Lena MacIver 7130 – 119 Street Edmonton, AB T6G 1V6	100,000	2.64%

Common	Total all executive officers and directors	2,220,000	57.5%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities mother than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We issued 1,550,000 shares of common stock at a price of $0.01 per share to our president, Mr. MacIver for consideration of $15,500 effective May 7, 2010. This issuance was made to Mr. MacIver, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

We issued 570,000 shares of common stock at a price of $0.02 per share to our president, Mr. MacIver for consideration of $11,400 effective October 1, 2010. This issuance was made to Mr. MacIver, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

We issued 100,000 shares of common stock at a price of $0.02 per share to our secretary, Ms. MacIver for consideration of $2,000 effective November 30, 2010. This issuance was made to Ms. MacIver, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

We received an advance of $1,533 from Roderick MacIver, our president, Mr. MavIver has not committed to advance any further funds. There are no written agreements with MacIver or verbal repayment terms regarding the advance.

Family relationships between any of the selling shareholders and Roderick Neil MacIver, our president and director:

Daniele Bettio	Niece
Elain Bourgeois	Sister-in-law
Roland Bourgeois	Father-in-law
Nicole Gauthier	Niece
Cole MacIver	Son
Keir MacIver	Son
Ken MacIver	Brother

Family relationships between any of the selling shareholders and Lena MacIver, our secretary and director:

Daniele Bettio	Cousin
Elain Bourgeois	Aunt
Roland Bourgeois	Grandfather
Nicole Gauthier	Cousin
Cole MacIver	Brother
Keir MacIver	Brother
Ken MacIver	Uncle

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Item 5(a)

a)   Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

b)   Holders.  At November 30, 2010, there were 31 shareholders of the registrant holding a total of 3,795,000 common shares. We have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered.

c)   Dividends.  Holders of the registrant’s common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant’s common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d)   Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

	Number of Securities	Weighted Average Exercise	Number of Securities
	Issued upon Exercise of	Price of Outstanding Options	Remaining Available
Plan Category	Outstanding Options,	Warrants and Rights	Future Issuance

Equity Compensation Plans Approved by Security Holders	n/a	n/a	n/a

Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a

Total	n/a	n/a	n/a

e)   Performance graph

Not applicable.

f)   Sale of unregistered securities.

We closed an issue of 1,550,000 shares of common stock on May 7, 2010 to our president and director, Roderick Neil MacIver, at a price of $0.01 per share.  The total proceeds received from this offering were $15,500.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We closed an issue of 570,000 shares of common stock on October 1, 2010 to our president and director, Roderick Neil MacIver, at a price of $0.02 per share.  The total proceeds received from this offering were $11,400.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We closed an issue of 100,000 shares of common stock on November 30, 2010 to our secretary and director, Lena MacIver, at a price of $0.02 per share.  The total proceeds received from this offering were $2,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,575,000 shares of our common stock at a price of $0.02 per share to a total of twenty nine (29) purchasers on November 30, 2010.  The total amount we received from this offering was $31,500. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

Item 5(b)   Use of Proceeds.  As described herein

Item 5(c)   Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

Admission to Quotation on the OTC Bulletin Board and/or OTCQB

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.  The OTC Bulletin Board and the OTCQB differs from national and regional stock exchanges in that it:

(1)   is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)   securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the registrant listing.  If it meets the qualifications for trading securities on the OTC Bulletin Board and the OTCQB, our securities will trade on the OTC Bulletin Board and the OTCQB.  We may not now or ever qualify for quotation on the OTC Bulletin Board or the OTCQB.  We currently have no market maker who is willing to list quotations for our securities.

Shares Eligible for Future Sale

Upon the date of this prospectus, there are 3,795,000 common shares outstanding of which no common shares may be freely traded without registration.  However, 1,575,000 common shares of present shareholders are being registered on this offering.

The remaining 2,220,000 common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by John Kinross-Kennedy, C.P.A., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.   Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Calendar Dragon Inc.
11602 – 75 Ave.
Edmonton, Alberta, T2G 0J2,
Canada
(780) 435-2650

Our fiscal year ends on November 30, 2010.  Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC.  Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

FINANCIAL STATEMENTS

Index to Financial Statements:

Audited financial statements for the period ended November 30, 2010, including:

Unaudited consolidated financial statements for the three months ended February 28, 2011, including:

33	Consolidated Balance Sheets as of February 28, 2011 and November 30, 2010,

34	Consolidated Statements of Operations for the Three Months Ended February 28,
2011 and for the period April 7, 2010 (Inception) through February 28, 2011,

35	Statement of Stockholders’ Equity for the period from April 7, 2010 (Inception) to February 28, 2011,

36	Consolidated Statements of Cash Flows for the Three Months Ended February 28,
2011 and for the period April 7, 2010 (Inception) through February 28, 2011.

37-41	Notes to Financial Statements

42	Auditors’ Report

43	Balance Sheet

44	Statement of Operations

45	Statement of Stockholders’ Equity

46	Statement of Cash Flows

47-51	Notes to Financial Statements

CALENDAR DRAGON INC.
(A Development Stage Company)
Balance Sheet
As at February 28, 2011 and November 30, 2010

	February 28,	November 30,
	2011	2010
	(Unaudited)

ASSETS

Current Assets
Cash and Cash Equivalents	$56,084	$57,212

	$56,084	$57,212

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities
Accounts Payable	3,950	-

Other Liabilities
Officer Loan	1,600	1,533

	$5,550	$1,533

STOCKHOLDERS' EQUITY

Preferred Stock, par value $0.001; authorized 10,000,000 shares;
issued and outstanding: none	-	-
Common Stock, par value $0.001; authorized 65,000,000 shares;
issued and outstanding: 3,795,000 shares as at February 29, 2011	3,795	3,795
Additional paid-in capital	56,605	5,605
Deficit accumulated in the development stage	(9,866)	(4,721)

	50,534	4,679

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$56,084	$6,212

The accompanying notes are an integral part of these financial statements

CALENDAR DRAGON INC.
(A Development Stage Company)
Statement of Operations
(Unaudited)

		For the period
		from Inception,
	For the 3 Months	April 7, 2010,
	ended	through
	February 28,	February 28,
	2011	2011

Revenues	$-	$-

Costs and Expenses

Professional Fees	3,900	6,900
Other General & Administrative expenses	1,245	2,966
	-	-
		-
Total Expenses	5,145	9,866
		-
Net Income (Loss)	$(5,145)	$(9,866)

Net Loss per common share, basic and diluted	$(0.00)

Weighted average shares outstanding,
basic and diluted	3,795,000

The accompanying notes are an integral part of these financial statements

CALENDAR DRAGON INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the period from Inception, April 7, 2010 to February 28, 2011
(Unaudited)

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balances at Inception, April 7, 2010	-	$-	$-	$-	$-

Stock issued for cash @ $0.01 per share
May 7, 2010, 2010	1,550,000	$1,550	$13,950		$15,500
Stock issued for cash @ $0.02 per share
October 1, 2010	570,000	$570	$10,830		$11,400
Stock issued for cash @ $0.02 per share
November 30, 2010	1,675,000	1,675	31,825		$33,500
Net loss, period ended November 30, 2010				(4,721)	(4,721)

Balances at November 30, 2010	3,795,000	$3,795	$56,605	$(4,721)	$55,679

Net loss, 3 months, ended Feb. 28, 2011				(5,145)	(5,145)

Balances at February 28, 2011	3,795,000	$3,795	$56,605	$(9,866)	$50,534

The accompanying notes are an integral part of these financial statements

CALENDAR DRAGON INC.
(A Development Stage Company)
Statement of Cash Flows
( Unaudited)

		For the period
		from Inception,
	For the 3 Months	April 7, 2010,
	ended	through
	February 28,	February 28,
	2011	2011

Cash Flows from Operating Activities
Net Income (Loss)	$(5,145)	$(9,866)
Adjustments to reconcile net loss to net cash
used by operating activities:	-	-
Change in operating assets and liabilities:
Accounts Payable	3,950	3,950
Net Cash provided by (used by)		-
Operating Activities	(1,195)	(5,916)

Cash Flows from Investing Activities
Sale of stock for cash	-	60,400
Net Cash (used by) Investing Activities	-	60,400

Cash Flows from Financing Activities
Proceeeds of officer loan	67	1,600
Net Cash provided by Financing Activities	67	1,600

Net increase in cash	(1,128)	56,084

Cash at beginning of period	57,212	-

Cash at end of period	$56,084	$56,084

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements

Calendar  Dragon, Inc.
(A Developmental Stage Company)
Notes to Financial Statements
February 28, 2011

1.    Basis of Presentation and Nature of Operations

These unaudited interim financial statements as of and for the three months ended February 28, 2011 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented, in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

These unaudited interim financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s fiscal year end November 30, 2010 report. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the three month period ended February, 2011 are not necessarily indicative of results for the entire year ending November 30, 2011.

Organization

Calendar Dragon, Inc. (the “Company”) was incorporated under the laws of the State of Nevada April 7, 2010. The Company was formed with the object of generating a website that will bridge the gap between current social networking, e-mail and calendaring / scheduling activities for the individual, with broader applications to business, government, law enforcement, and medical.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Income Taxes

The Company utilizes FASB (Financial Accounting Standards Board) ASC (Accounting Standards Codification) No. 109, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

2.    Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-         Level 1:  Quoted prices in active markets for identical assets or liabilities.

-         Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-         Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of Feb. 28, 2011, reflect:

	Level 1	Level 2	Level 3
Cash and Cash Equivalents	$56,084

Officer Loan		$1,600

Earnings Per Share

Earnings per share is calculated in accordance with FASB (Financial Accounting Standards Board) ASC (Accounting Standards Codification) No.260, Earnings Per Share for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  The Company has no potentially dilutive securities as of Feb. 28, 2011.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the period ended Feb. 28, 2011:

Numerator
Basic and diluted earnings (loss) per share:
Net Income	$(5,145)
Denominator
Basic and diluted weighted average
number of shares outstanding	3,795,000

Basic and Diluted Net Earnings Per Share	$(0.00)

3.   Capital Structure

During the period from inception  Apr. 7, 2010 through Feb. 28, 2011 the Company entered into the following equity transactions:

May 7, 2010:     Sold 1,550,000 shares at $0.01 per share realizing $15,500.
October 1, 2010:     Sold 570,000 shares at $0.02 per share realizing $11,400.
November 30, 2010:     Sold 1,675,000 shares at $0.02 per share realizing $33,500.

As of February 28, 2011 the Company has authorized 10,000,000 shares of preferred stock, of which none were issued and outstanding.

As of February 28, 2011 the Company has authorized 65,000,000 shares of $0.001 par value common stock, of which 3,795,000 shares have been issued and are outstanding.

4.   Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The company experienced a loss of $5,145 in the three months ended Feb. 28, 2011 and $9,866 since inception Apr.7, 2010. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

Management has taken the following step to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern.  The Company pursued funding through sale of stock.  Management believes that the above action will allow the Company to continue operations through the next fiscal year. However management cannot provide any assurances that the Company will be successful in its retail operation.

Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations.  If the Company is unable to make it profitable, the Company could be forced to discontinue operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

5.   Development Stage Company

The Company is considered a development stage company, with limited operating revenues during the period presented.  The Company is required to report its operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as April 7, 2010. Since inception, the Company has incurred an operating loss of $9,866. The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since April 7, 2010, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Shareholders
Calendar Dragon Inc.
Edmonton. Alberta. Canada

I have audited the accompanying balance sheet of Calendar Dragon Inc. as of November 30, 2010 and the related statements of operations, of shareholders’ equity and of cash flows for the period ended November, 2010, and for the period since inception, April 7, 2010 to November 30, 2010.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Calendar Dragon Inc. as of November 30, 2010 and the results of its operations and its cash flows for the period ended November 30, 2010, and for the period from inception, April 7, 2010 to November  30, 2010 in conformity with United States generally accepted accounting principles.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company as at November 30, 2010 had not established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  These factors raise substantial doubt concerning the Company’s ability to continue as a going concern.  Its ability to continue as a going concern is dependent on the successful stimulation of sales in order to fund operating losses and become profitable.  If the Company is unable to make it profitable, the Company could be forced to cease development of operations.  Management cannot provide any assurances that the Company will be successful in its operation.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/ John Kinross-Kennedy

John Kinross-Kennedy
Certified Public Accountant
Irvine, California
February 28, 2011

CALENDAR DRAGON INC.
(A Development Stage Company)
Balance Sheet
As at November 30, 2010

ASSETS

Current Assets
Cash and Cash Equivalents	$57,212

$57,212

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES

Other Liabilities
Officer Loan	$1,533

STOCKHOLDERS' EQUITY

Preferred Stock, par value $0.001; authorized 10,000,000 shares;
issued and outstanding: none	-
Common Stock, par value $0.001; authorized 65,000,000 shares;
issued and outstanding: 3,795,000 shares	3,795
Additional paid-in capital	56,605
Deficit accumulated in the development stage	(4,721)

55,679

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$57,212

The accompanying notes are an integral part of these financial statements

CALENDAR DRAGON INC.
(A Development Stage Company)
Statement of Operations
For the period from Inception, April 7, 2010, to November 30, 2010

		For the period
		of Inception,
	For the	from April 7,
	period ended	2010 through
	November 30,	November 30,
	2010	2010

Revenues	$-	$-

Costs and Expenses

Professional Fees	3,000	3,000
Other General & Administrative expenses	1,721	1,721

Total Expenses	4,721	4,721

Net Income (Loss)	$(4,721)	$(4,721)

Net Loss per common share, basic and diluted	$(0.00)

Weighted average shares outstanding,
basic and diluted	1,501,444

The accompanying notes are an integral part of these financial statements

CALENDAR DRAGON INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the period from Inception, April 7, 2010 to November 30, 2010

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balances at Inception, April 7, 2010	-	$-	$-	$-	$-

Stock issued for cash @ $0.01 per share
May 7, 2010, 2010	1,550,000	$1,550	$13,950		$15,500
Stock issued for cash @ $0.02 per share
October 1, 2010	570,000	$570	$10,830		$11,400
Stock issued for cash @ $0.02 per share
November 30, 2010	1,675,000	1,675	31,825		$33,500
Net loss, period ended November 30, 2010				(4,721)	(4,721)

Balances at September 30, 2010	3,795,000	$3,795	$56,605	$(4,721)	$55,679

The accompanying notes are an integral part of these financial statements

CALENDAR DRAGON INC.
(A Development Stage Company)
Statement of Cash Flows
For the period from Inception, April 7, 2010 to November 30, 2010

		For the period
		of Inception,
	For the	from April 7,
	period ended	2010 through
	November 30,	Novdember 30,
	2010	2010
Cash Flows from Operating Activities
Net Income (Loss)	$(4,721)	$(4,721)
Adjustments to reconcile net loss to net cash
used by operating activities:	-	-
Change in operating assets and liabilities:	-	-
Net Cash provided by (used by)
Operating Activities	(4,721)	(4,721)

Cash Flows from Investing Activities
Sale of stock for cash	60,400	60,400
Net Cash (used by) Investing Activities	60,400	60,400

Cash Flows from Financing Activities
Proceeeds of officer loan	1,533	1,533
Net Cash provided by Financing Activities	1,533	1,533

Net increase in cash	57,212	57,212

Cash at beginning of period	-	-

Cash at end of period	$57,212	$57,212

The accompanying notes are an integral part of these financial statements

CALENDAR DRAGON INC.
A Development Stage Company
NOTES TO THE FINANCIAL STATEMENTS
For the period ended November 30, 2010
(Expressed in US Dollars)

NOTE 1.  NATURE OF ORGANIZATION

Calendar Dragon Inc. was incorporated in Nevada on April 7, 2010 as a “C” corporation. The company was capitalized in its initial fiscal year with subscriptions of $60,400 for stock. The Company was formed with the object of generating a website that will bridge the gap between current social networking, e-mail and calendaring / scheduling activities for the individual, with broader applications to business, government, law enforcement, and medical.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Earnings Per Share

Earnings per share is calculated in accordance with FASB (Financial Accounting Standards Board) ASC (Accounting Standards Codification) No.260, Earnings Per Share for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  The Company has no potentially dilutive securities as of December 31, 2010.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the period ended November 30, 2010:

Numerator

Basic and diluted earnings (loss) per share:
Net Income	$(4,721)
Denominator
Basic and diluted weighted average
number of shares outstanding	1,501,444

Basic and Diluted Net Earnings Per Share	$(0.00)

Income Taxes

The Company utilizes FASB (Financial Accounting Standards Board) ASC (Accounting Standards Codification) No. 109, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities.

-
Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of November 30, 2010, reflect:

	Level 1	Level 2	Level 3	Total

Cash and Cash Equivalents	$57,212			$57,212

NOTE 3.  UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has not generated any revenue and has incurred  a loss of $ 4,721 in its initial fiscal period.

Management has taken the following step to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern.  The Company pursued funding through sale of stock.  Management believes that the above action will allow the Company to continue operations through the next fiscal year. However management cannot provide any assurances that the Company will be successful in its retail operation.

Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations.  If the Company is unable to make it profitable, the Company could be forced to discontinue operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4.  DEVELOPMENT STAGE COMPANY

The Company is considered a development stage company, with limited operating revenues during the period presented.  The Company is required to report its operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as April 7, 2010. Since inception, the Company has incurred an operating loss of $4,721. The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since April 7, 2010, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

NOTE 5.  CAPITAL STRUCTURE

During the period from inception  April 7, 2010 through November 30, 2010 the Company entered into the following equity transactions:

May 7, 2010:    Sold 1,550,000 shares at $0.01 per share realizing $15,500.
October 1, 2010:  Sold 570,000 shares at $0.02 per share realizing $11,400.
November 30, 2010:  Sold 1,675,000  shares at $0.02 per share realizing $33,500.

As of November 30, 2010 the Company has authorized 10,000,000 shares of preferred stock, of which none were issued and outstanding.

As of November 30, 2010 the Company has authorized 65,000,000 shares of $0.001 par value common stock, of which 3,795,000 shares have been issued and are outstanding.

NOTE 6.  RELATED PARTY TRANSACTIONS

On May 7, 2010, 1,550,000 shares were issued to the President of the Company, Roderick Neil MacIver, for consideration of $15,500, and on October 1, 2010, 570,000 shares were issued to the President for consideration of $11,400.

NOTE 7.  LITIGATION

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 8.  SUBSEQUENT EVENTS

Events subsequent to November 30, 2010 have been evaluated through February 28, 2010, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.  Management found no subsequent events to be disclosed.

1,575,000 Common Shares
on behalf of Selling Shareholders

Prospectus

Calendar Dragon, Inc.

May 5 , 2011

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ________  2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.65
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$2,500
Legal fees and expenses	$5,000

Total	$7,503.65

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that:

   a.    the directors will cause the registrant to indemnify a director or former director of the registrant and the directors may cause the registrant to indemnify a director or former directors of a corporation or which the registration is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonable incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the registrant or a director of such corporation, including an action brought by the registration or corporation.  Each director of the registrant on being elected or appointed is deemed to have contracted with the registrant on the terms of the foregoing indemnity.

   b.   the directors may cause the registrant to indemnify an officer, employee or agent of the registrant or of a corporation of which the registrant is or was a shareholder (notwithstanding that he is also a director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the registrant or corporation. In addition, the registrant shall indemnify the secretary or an assistant secretary of the registrant (if he is not a full time employee of the Corporation and notwithstanding that he is also a director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such secretary and assistant secretary, on being appointed is deemed to have contracted with the registrant on the terms of the foregoing indemnity.

   c.   the directors may cause the registrant to purchase and maintain insurance for the benefit6 of a person who is or was serving a director, officer, employee or agent of the registrant or as a director, officer, employee or agent of a corporation of which the registrant is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Item 15.  Recent Sales of Unregistered Securities

We closed an issue of 1,550,000 shares of common stock on May 7, 2010 to our president and director, Roderick Neil MacIver, at a price of $0.01 per share.  The total proceeds received from this offering were $15,500.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We closed an issue of 570,000 shares of common stock on October 1, 2010 to our president and director, Roderick Neil MacIver, at a price of $0.02 per share.  The total proceeds received from this offering were $11,400.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We closed an issue of 100,000 shares of common stock on November 30, 2010 to our secretary and director, Lena MacIver, at a price of $0.02 per share.  The total proceeds received from this offering were $2,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,575,000 shares of our common stock at a price of $0.02 per share to a total of twenty nine (29) purchasers on November 30, 2010.  The total amount we received from this offering was $31,500. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

All securities were sold pursuant to Regulation S(b)(3)(iii) in that:

Each offer or sale was made in an offshore transaction.

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16.  Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion and Consent of Jody M. Walker, Attorney At Law (2)
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant

(1)	Previously included as an exhibit to the Registration Statement on Form S-1 filed March 17, 2011.
(2)	Previously included as an exhibit to the amended Registration Statement on Form S-1/A filed April 19, 2011.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser,

If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Province of Alberta, Canada, on May 5 , 2011.

CALENDAR DRAGON INC.

By:	/s/ Roderick Neil MacIver
Roderick Neil MacIver
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:  /s/ Roderick Neil MacIver
Roderick Neil MacIver
President, Chief Executive Officer, Chief Financial Officer,
Principal Accounting Officer and Director
May 5 , 2011

By:  /s/ Lena MacIver
Lena MacIver
Secretary and Director
May 5 , 2011